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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas		78130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 27, 2009, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee, approved the following compensation payments to the Company’s named executive officers:

Cash Bonus Payments

After a review of competitive market data and the Company’s operating results for the 2008 fiscal year, the Compensation Committee approved the following cash bonus payments:

Name / Title	Cash Bonus

W. M. “Rusty” Rush President, Chief Executive Officer and Director	$583,000

W. Marvin Rush Chairman and Director	$438,000

Martin A. Naegelin, Jr. Executive Vice President	$175,000

Daryl J. Gorup Senior Vice President — Dealership Operations	$141,000

James E. Thor Senior Vice President — Retail Sales	$135,000

Steven L. Keller Vice President — Chief Financial Officer and Treasurer	$100,000

The cash bonuses will be paid on March 13, 2009.

Stock Option Grants

The Compensation Committee approved the following stock options exercisable for the Company’s Class A common stock (the “Stock Options”):

Name / Title	Options

W. M. “Rusty” Rush President, Chief Executive Officer and Director	75,000

W. Marvin Rush Chairman and Director	60,000

Martin A. Naegelin, Jr. Executive Vice President	30,000

Daryl J. Gorup Senior Vice President — Dealership Operations	21,450

James E. Thor Senior Vice President — Retail Sales	18,150

Steven L. Keller Vice President — Chief Financial Officer and Treasurer	12,000

The Stock Options will be granted under the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “Plan”) on March 13, 2009 (the “Grant Date”).  The Stock Options will have an exercise price equal to the closing sale price of the Company’s Class A common stock on the Grant Date and will vest in three equal annual installments beginning on the third anniversary of the Grant Date.

Restricted Stock Awards

The Compensation Committee approved the following restricted stock awards of the Company’s Class A common stock (the “Restricted Stock Awards”):

Name / Title	Number of Shares to be Awarded

W. M. “Rusty” Rush President, Chief Executive Officer and Director	15,000

W. Marvin Rush Chairman and Director	12,000

Martin A. Naegelin, Jr. Executive Vice President	6,000

Daryl J. Gorup Senior Vice President — Dealership Operations	4,290

James E. Thor Senior Vice President — Retail Sales	3,630

Steven L. Keller Vice President — Chief Financial Officer and Treasurer	2,400

The Restricted Stock Awards will be granted under the Plan on the Grant Date.  The Restricted Stock Award will vest in three equal annual installments beginning on the first anniversary of the Grant Date.

On February 27, 2009, the Board also approved, upon the recommendation of the Compensation Committee, changes in the compensation structure of the Company’s non-employee directors.  The new compensation structure is effective for the 2009 fiscal year and consists of (i) cash compensation in the form of retainers and meeting fees, (ii) use of a Company-owned vehicle and (iii) equity compensation in the form of stock awards.

Retainers and Meeting Fees

The annual retainers and meeting fees are as follows:

•                                          Each non-employee director receives an annual cash retainer of $30,000;

•                                         The Chairman of each of the Compensation Committee and the Nominating and Governance Committee receives an additional annual cash retainer of $5,000.  The Chairman of the Audit Committee receives an additional annual cash retainer of $10,000; and

•                                          Each non-employee director receives a fee of $1,000 for attendance at each Board meeting and an additional $1,000 for attendance at each meeting of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee.

Company Vehicle

The non-employee directors will be granted use of a vehicle that is owned and insured by the Company.

Stock Awards

Non-employee directors who are elected or re-elected as a director of the Company at an Annual Meeting of Shareholders or appointed by the Board to serve as a director will be granted an annual stock award of the Company’s Class A common stock valued at $100,000.  Generally, the annual stock award will be made on the date of the Annual Meeting of Shareholders or the date such director is appointed by the Board, as applicable.  The specific number of shares of the Company’s Class A common stock underlying each stock award will be dependent upon the closing sale price of the Company’s Class A common stock on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

	By:	/s/ Steven L. Keller
Steven L. Keller
Vice President and Chief Financial Officer

Dated: March 4, 2009